                                                                 Exhibit (g)(33)

                         AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract is made as of July 2, 2001 by and between Goldman Sachs Equity Portfolios, Inc. (formerly GS Capital Growth Fund, Inc., hereinafter the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of April 6, 1990 (as amended and in effect from time to time, the "Contract");

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made such separate series listed on Attachment I attached hereto subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted and Articles 4 through 19 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 20, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.      PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

3.1. DEFINITIONS. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.      THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager; such agreement will not be unreasonably withheld. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Sixty (60) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

                  (A) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (B) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (C) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor, in accordance with Rule 17f-5(c)(3), (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder. When the Foreign Custody Manager has selected an alternative Eligible Foreign Custodian in accordance with Section 3.2.3(a) hereof, the Foreign

Custody Manager will arrange the transfer of affected Foreign Assets to such Eligible Foreign Custodian as soon as reasonably practicable.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change. If the Foreign Custody Manager determines that a foreign custodian that holds Foreign Assets has ceased to be an Eligible Foreign Custodian, and if the Foreign Custody Manager has not selected an alternative Eligible Foreign Custodian in accordance with Section 3.2.3(a), the Foreign Custody Manager will promptly notify the Board or the Fund's duly authorized investment manager or investment advisor.

         3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it (including, without limitation, the reporting responsibilities in Section 3.2.5), the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.


         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non- terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3      ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund(or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         The Custodian shall notify the Fund (or its duly-authorized investment manager or investment adviser) if and when a foreign securities depository no longer meets the definition of an Eligible Securities Depository as set forth in section (b)(1) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.


4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto, as amended from time to time by the Custodian and provided to the Fund.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to each applicable Portfolio the foreign securities (including cash equivalents as may be appropriate) held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to each Portfolio involved and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities (including cash equivalents as may be appropriate) shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4.     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities (including cash equivalents as may be appropriate) of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

          (ii) in connection with any repurchase agreement related to foreign securities;

          (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

          (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

          (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

          (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

          (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

          (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

          (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

          (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          (xi)   in connection with the lending of foreign securities; and

          (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

          (i) upon the purchase of foreign securities (including cash equivalents as may be appropriate) for the Portfolio, unless otherwise directed by Proper Instructions: in accordance with the customary or established practices and procedures in the jurisdiction or market where the transactions occur, including, without limitation, (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

          (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

          (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

          (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

          (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

          (vi) for payment of part or all of the dividends received in respect of securities sold short;

          (vii) in connection with the borrowing or lending of foreign securities; and

          (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of a Portfolio and delivery of Foreign Assets maintained for the account of a Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, provided that such practices are generally accepted by Institutional Clients, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer. For purposes of this Section 4.4.3, "Institutional Clients" means U.S. registered investment companies, or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar financial institutions which, as a part of their ordinary business operations, purchase or sell securities and make use of non-U.S. custodial services.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities (including cash equivalents as may be appropriate) maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice. The Custodian agrees to timely notify the Fund of open physical re-registration of foreign securities.

4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In any case in which the Custodian does not receive payment within a reasonable time after it has made proper demands therefor and in the event that extraordinary measures are required to collect such income, the Custodian shall immediately notify the Fund and they shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities (including cash equivalents as may be appropriate) held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities (including cash equivalents as may be appropriate) being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual or effective possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.   LIABILITY OF FOREIGN SUB-CUSTODIANS          .

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.   TAX LAW.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.


4.12.   LIABILITY OF CUSTODIAN.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Foreign Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.


III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

IV. The obligations of the Fund under this Amendment are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the fund and its assets. No Class or Portfolio of the Fund shall be liable for the obligations of any other Class or Portfolio hereunder.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.


WITNESSED BY:                              STATE STREET BANK and TRUST COMPANY


/s/ Raelene S. LaPlante                    By: /s/ Joseph L. Hooley
-------------------------                     -----------------------------
Raelene S. LaPlante                        Name:  Joseph L. Hooley
Vice President                             Title: Executive Vice President



WITNESSED BY:                              GOLDMAN SACHS EQUITY PORTFOLIOS, INC.



/s/ Deborah Farrell                        By:/s/ John Perlowski
-----------------------                       ---------------------------
*[Name] Deborah Farrell                    Name: John Perlowski
[Title] Asst. Secretary                    Title:Treasurer

                                  ATTACHMENT I

                             Dated: August 2, 2001

                       to Amendment dated August 2, 2001

                      to Custody Contract of April 6, 1990
                                    between
                     Goldman Sachs Equity Portfolios, Inc.
                    (formerly GS Capital Growth Fund, Inc.)
                                      and
                      State Street Bank and Trust Company


PORTFOLIO/SERIES                                              DATE OF CUSTODY

GSEP     - GOLDMAN SACHS EQUITY PORTFOLIOS
           Goldman Sachs Balanced Fund
           Goldman Sachs Capital Growth Fund
           Goldman Sachs CORE Large Cap Growth Fund
           Goldman Sachs CORE Large Cap Value Fund
           Goldman Sachs CORE Small Cap Equity Fund
           Goldman Sachs CORE U.S. Equity Fund
           Goldman Sachs Growthand Income Fund
           Goldman Sachs Growth Opportunities Fund
           Goldman Sachs Large Cap Value Fund
           Goldman Sachs Mid Cap Value Fund
           Goldman Sachs Small Cap Value Fund
           Goldman Sachs Strategic Growth Fund
           Goldman Sachs Asia Growth Fund
           Goldman Sachs CORE International Equity Fund
           Goldman Sachs Emerging Market Equity Fund
           Goldman Sachs European Equity Fund
           Goldman Sachs International Equity Fund
           Goldman Sachs International Growth Opportunities Fund
           Goldman Sachs Japanese Equity Fund


SPECIALTY FUNDS
         Goldman Sachs Internet Tollkeeper Fund
         Goldman Sachs Real Estate Securities Fund


RESEARCH SELECT FUND
         Goldman Sachs Research Select Fund

                              Dated: August 2, 2001

                        to Amendment dated August 2, 2001

                      to Custody Contract of April 6, 1990
                                     between
                      Goldman Sachs Equity Portfolios, Inc.
                     (formerly GS Capital Growth Fund, Inc.)
                                       and
                       State Street Bank and Trust Company


PORTFOLIO/SERIES                                              DATE OF CUSTODY
----------------                                              ---------------

TAX-MANAGED EQUITY FUND
         Goldman Sachs CORE Tax-Managed Equity Fund


GOLDMAN  SACHS ASSET ALLOCATION PORTFOLIOS
         Goldman Sachs Balanced Strategy Portfolio
         Goldman Sachs Growth and Income Strategy Portfolio
         Goldman Sachs Growth Strategy Portfolio
         Goldman Sachs Aggressive Growth Strategy Portfolio
         Goldman Sachs Conservative Strategy Portfolio


GOLDMAN  SACHS GLOBAL SECTOR FUNDS
         Goldman Sachs Global Consumer Growth Fund
         Goldman Sachs Global Financial Services Fund
         Goldman Sachs Global Infrastructure and Resources Fund
         Goldman Sachs Global Health Sciences Fund
         Goldman Sachs Global Technology Fund

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY           SUBCUSTODIAN
Argentina         Citibank, N.A.

Australia         Westpac Banking Corporation

Austria           Erste Bank der Osterreichischen Sparkassen AG

Bahrain           HSBC Bank Middle East
                  (as delegate of the Hongkong and Shanghai Banking Corporation
                  Limited)

Bangladesh        Standard Chartered Bank

Belgium           Fortis Bank nv-sa

Benin             via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                  Ivory Coast

Bermuda           The Bank of Bermuda Limited

Bolivia           Citibank, N. A.

Botswana          Barclays Bank of Botswana Limited

Brazil            Citibank, N.A.

Bulgaria          ING Bank N.V.

Burkina Faso      via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                  Ivory Coast

Canada            State Street Trust Company Canada

Chile             BankBoston, N.A.

People's          Hongkong and Shanghai Banking Corporation Limited, Shanghai
Republic          and Shenzhen branches
of China

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY           SUBCUSTODIAN
Colombia          Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica        Banco BCT S.A.

Croatia           Privredna Banka Zagreb d.d

Cyprus            The Cyprus Popular Bank Ltd.

Czech Republic    Eeskoslovenska Obchodni Banka, A.S.

Denmark           Danske Bank A/S

Ecuador           Citibank, N.A.

Egypt             HSBC Bank Egypt S.A.E.
                  (as delegate of the Hongkong and Shanghai Banking Corporation
                  Limited)

Estonia           Hansabank

Finland           Merita Bank Plc.

France            BNP Paribas Securities Services, S.A.

Germany           Dresdner Bank AG

Ghana             Barclays Bank of Ghana Limited

Greece            National Bank of Greece S.A.

Guinea-Bissau     via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                  Ivory Coast

Hong Kong         Standard Chartered Bank

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY           SUBCUSTODIAN
Hungary           Citibank Rt.
                  (converting to Bank Austria Creditanstalt Rt August 10, 2001)

Iceland           Icebank Ltd.

India             Deutsche Bank AG

                  Hongkong and Shanghai Banking Corporation Limited

Indonesia         Standard Chartered Bank

Ireland           Bank of Ireland

Israel            Bank Hapoalim B.M.

Italy             BNP Paribas, Italian Branch

Ivory Coast       Societe Generale de Banques en Cote d'Ivoire

Jamaica           Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan             The Fuji Bank, Limited

                  Sumitomo Mitsui Banking Corporation

Jordan            HSBC Bank Middle East
                  (as delegate of the Hongkong and Shanghai Banking Corporation
                  Limited)

Kazakhstan        HSBC Bank Kazakhstan
                  (as delegate of the Hongkong and Shanghai Banking Corporation
                  Limited)

Kenya             Barclays Bank of Kenya Limited

Republic of       Hongkong and Shanghai Banking Corporation Limited
Korea

Latvia            A/s Hansabanka

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY           SUBCUSTODIAN
Lebanon           HSBC Bank Middle East
                  (as delegate of the Hongkong and Shanghai Banking Corporation
                  Limited)

Lithuania         Vilniaus Bankas AB

Malaysia          Standard Chartered Bank Malaysia Berhad

Mali              via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                  Ivory Coast

Mauritius         Hongkong and Shanghai Banking Corporation Limited

Mexico            Citibank Mexico, S.A.

Morocco           Banque Commerciale du Maroc

Namibia           Standard Bank Namibia Limited -

Netherlands       Fortis Bank (Nederland) N.V.

New Zealand       Westpac Banking Corporation

Niger             via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                  Ivory Coast

Nigeria           Stanbic Merchant Bank Nigeria Limited

Norway            Christiania Bank og Kreditkasse ASA

Oman              HSBC Bank Middle East
                  (as delegate of the Hongkong and Shanghai Banking Corporation
                  Limited)

Pakistan          Deutsche Bank AG

Palestine         HSBC Bank Middle East
                  (as delegate of the Hongkong and Shanghai Banking Corporation
                  Limited)

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY           SUBCUSTODIAN
Panama            BankBoston, N.A.

Peru              Citibank, N.A.

Philippines       Standard Chartered Bank

Poland            Bank Handlowy w Warszawie S.A.

Portugal          Banco Comercial Portugues

Qatar             HSBC Bank Middle East
                  (as delegate of the Hongkong and Shanghai Banking Corporation
                  Limited)

Romania           ING Bank N.V.

Russia            Credit Suisse First Boston AO - Moscow
                  (as delegate of Credit Suisse First Boston - Zurich)

Senegal           via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                  Ivory Coast

Singapore         The Development Bank of Singapore Limited

Slovak Republic   Eeskoslovenska Obchodni Banka, A.S.

Slovenia          Bank Austria Creditanstalt d.d. - Ljubljana

South Africa      Standard Bank of South Africa Limited

Spain             Banco Santander Central Hispano S.A.

Sri Lanka         Hongkong and Shanghai Banking Corporation Limited

Swaziland         Standard Bank Swaziland Limited

                                                                      SCHEDULE A
                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS

COUNTRY           SUBCUSTODIAN
Sweden            Skandinaviska Enskilda Banken

Switzerland       UBS AG

Taiwan - R.O.C.   Central Trust of China

Thailand          Standard Chartered Bank

Togo              via Societe Generale de Banques en Cote d'Ivoire, Abidjan,
                  Ivory Coast

                  Trinidad & Tobago Republic Bank Limited

Tunisia           Banque Internationale Arabe de Tunisie

Turkey            Citibank, N.A.

Ukraine           ING Bank Ukraine

United Arab       HSBC Bank Middle East
Emirates          (as delegate of the Hongkong and Shanghai Banking Corporation
                  Limited)

United Kingdom    State Street Bank and Trust Company, London Branch

Uruguay           BankBoston, N.A.

Venezuela         Citibank, N.A.

Vietnam           The Hongkong and Shanghai
                  Banking Corporation Limited

Zambia            Barclays Bank of Zambia Limited

Zimbabwe          Barclays Bank of Zimbabwe Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


      COUNTRY                   DEPOSITORIES
      Argentina                 Caja de Valores S.A.

      Australia                 Austraclear Limited

                                Reserve Bank Information and Transfer System

      Austria                   Oesterreichische Kontrollbank AG
                                (Wertpapiersammelbank Division)

      Belgium                   Caisse Interprofessionnelle de Depots et de
                                Virements de Titres, S.A.

                                Banque Nationale de Belgique

      Benin                     Depositaire Central - Banque de Reglement

      Brazil                    Companhia Brasileira de Liquidacao e Custodia

                                Sistema Especial de Liquidacao e de Custodia
                                (SELIC)

                                Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP)

      Bulgaria                  Central Depository AD

                                Bulgarian National Bank

      Burkina Faso              Depositaire Central - Banque de Reglement

      Canada                    Canadian Depository for Securities Limited

      Chile                     Deposito Central de Valores S.A.

      People's Republic         Shanghai Securities Central Clearing &
      of China                  Registration Corporation

                                Shenzhen Securities Central Clearing Co., Ltd.

      Colombia                  Deposito Centralizado de Valores

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


      COUNTRY                   DEPOSITORIES

      Costa Rica                Central de Valores S.A.


      Croatia                   Ministry of Finance

                                National Bank of Croatia

                                Sredisnja Depozitarna Agencija d.d.

      Czech Republic            Stredisko cennych papiru

                                Czech National Bank

      Denmark                   Vaerdipapircentralen (Danish Securities Center)

      Egypt                     Misr for Clearing, Settlement, and Depository

      Estonia                   Eesti Vaartpaberite Keskdepositoorium

      Finland                   Finnish Central Securities Depository

      France                    Euroclear France

      Germany                   Clearstream Banking AG, Frankfurt

      Greece                    Bank of Greece,
                                System for Monitoring Transactions in Securities in Book-Entry Form

                                Apothetirion Titlon AE - Central Securities
                                Depository

      Guinea-Bissau             Depositaire Central - Banque de Reglement


      Hong Kong                 Central Clearing and Settlement System

                                Central Moneymarkets Unit

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


      COUNTRY                   DEPOSITORIES
      Hungary                   Kozponti Elszamolohaz es Ertektar (Budapest) Rt.
                                (KELER)

      Iceland                   Iceland Securities Depository Limited

      India                     National Securities Depository Limited

                                Central Depository Services India Limited

                                Reserve Bank of India

      Indonesia                 Bank Indonesia

                                PT Kustodian Sentral Efek Indonesia

      Israel                    Tel Aviv Stock Exchange Clearing House Ltd.
                                (TASE Clearinghouse)

      Italy                     Monte Titoli S.p.A.

      Ivory Coast               Depositaire Central - Banque de Reglement

      Jamaica                   Jamaica Central Securities Depository

      Japan                     Japan Securities Depository Center (JASDEC)

                                Bank of Japan Net System

      Kazakhstan                Central Depository of Securities

      Kenya                     Central Bank of Kenya

      Republic of Korea         Korea Securities Depository

      Latvia                    Latvian Central Depository

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


      COUNTRY                   DEPOSITORIES
      Lebanon                   Custodian and Clearing Center of Financial
                                Instruments for Lebanon and the Middle East
                                (Midclear) S.A.L.

                                Banque du Liban

      Lithuania                 Central Securities Depository of Lithuania

      Malaysia                  Malaysian Central Depository Sdn. Bhd.

                                Bank Negara Malaysia, Scripless Securities
                                Trading and Safekeeping System

      Mali                      Depositaire Central - Banque de Reglement

      Mauritius                 Central Depository and Settlement Co. Ltd.

                                Bank of Mauritius

      Mexico                    S.D. INDEVAL (Instituto para el Deposito de
                                Valores)

      Morocco                   Maroclear

      Netherlands               Nederlands Centraal Instituut voor Giraal
                                Effectenverkeer B.V. (NECIGEF)


      New Zealand               New Zealand Central Securities Depository
                                Limited

      Niger                     Depositaire Central - Banque de Reglement

      Nigeria                   Central Securities Clearing System Limited

      Norway                    Verdipapirsentralen (Norwegian Central
                                Securities Depository)

      Oman                      Muscat Depository & Securities Registration
                                Company, SAOC

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


      COUNTRY                   DEPOSITORIES
      Pakistan                  Central Depository Company of Pakistan Limited

                                State Bank of Pakistan

      Palestine                 Clearing Depository and Settlement, a department
                                of the Palestine Stock Exchange

      Peru                      Caja de Valores y Liquidaciones, Institucion de
                                Compensacion y Liquidacion de Valores S.A

      Philippines               Philippine Central Depository, Inc.

                                Registry of Scripless Securities (ROSS) of the
                                Bureau of Treasury

      Poland                    National Depository of Securities (Krajowy
                                Depozyt Papierow Wartosciowych SA)

                                Central Treasury Bills Registrar

      Portugal                  Central de Valores Mobiliarios

      Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

      Romania                   National Securities Clearing, Settlement and
                                Depository Company

                                Bucharest Stock Exchange Registry Division

                                National Bank of Romania

      Russia                    Vneshtorgbank, Bank for Foreign Trade of the
                                Russian Federation

      Senegal                   Depositaire Central - Banque de Reglement

      Singapore                 Central Depository (Pte) Limited

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


      COUNTRY                   DEPOSITORIES
                                Monetary Authority of Singapore

      Slovak Republic           Stredisko cennych papierov SR, a.s.

                                National Bank of Slovakia

      Slovenia                  Klirinsko Depotna Druzba d.d.

      South Africa              Central Depository Limited

                                Share Transactions Totally Electronic (STRATE)
                                Ltd.

      Spain                     Servicio de Compensacion y Liquidacion de
                                Valores, S.A.

                                Banco de Espana, Central de Anotaciones en
      Cuenta

      Sri Lanka                 Central Depository System (Pvt) Limited

      Sweden                    Vardepapperscentralen VPC AB (Swedish Central
                                Securities Depository)

      Switzerland               SegaIntersettle AG (SIS)

      Taiwan - R.O.C.           Taiwan Securities Central Depository Co., Ltd.

      Thailand                  Thailand Securities Depository Company Limited

      Togo                      Depositaire Central - Banque de Reglement

      Tunisia                   Societe Tunisienne Interprofessionelle pour la
                                Compensation et de Depots des Valeurs Mobilieres

      Turkey                    Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                  STATE STREET                        SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


      COUNTRY                   DEPOSITORIES
                                Central Bank of Turkey

      Ukraine                   National Bank of Ukraine

                                Mizhregionalny Fondovy Souz

      United Arab Emirates      Clearing and Depository System, a department of
                                the Dubai Financial Market

      Venezuela                 Banco Central de Venezuela

      Zambia                    LuSE Central Shares Depository Limited

                                Bank of Zambia


      TRANSNATIONAL

      Euroclear

      Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION


PUBLICATION/TYPE OF INFORMATION            BRIEF DESCRIPTION
(SCHEDULED FREQUENCY)
The Guide to Custody in World Markets      An overview of settlement and safekeeping procedures,
(hardcopy annually and regular             custody practices and foreign investor considerations for
website updates)                           the markets in which State Street offers custodial services.

Global Custody Network Review              Information relating to Foreign Sub-Custodians in State Street's
(annually)                                 Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The
                                           Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review               Custody risk analyses of the Foreign Securities Depositories
(annually)                                 presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its
                                           U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey                        With respect to each market in which State Street offers
(annually)                                 custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign
                                           Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign
                                           Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities
                                           System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                    Copies of the contracts that State Street has entered into with
(annually)                                 each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin                     Information on changing settlement and custody conditions in
(daily or as necessary)                    markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street's clients.

Foreign Custody Advisories                 For those markets where State Street offers custodial services
(as necessary)                             that exhibit special risks or infrastructures impacting custody,
                                           State Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                    Informational letters and accompanying materials confirming State
(presently on a quarterly                  Street's foreign custody arrangements, including a summary of
basis or as otherwise necessary)           material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with
                                           maintaining assets with Foreign Securities Depositories.